U.S.  SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C. 20549
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12



                       COMPUTER OUTSOURCING SERVICES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            Board of Directors of Computer Outsourcing Services, Inc.
            ---------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)




Payment of Filing Fee (Check the appropriate box) :
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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    or the Form or Schedule and the date of its filing.
    1)  Amount Previously Paid:________________________________________________
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    4)  Date Filed:____________________________________________________________

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   May 5, 1997
                            ________________________

The Annual Meeting of Stockholders of Computer Outsourcing Services, Inc. will be held at the offices of the Company, 360 West 31st Street, 11th Floor, New York, NY 10001 at 10:00AM on Monday, May 5, 1997, for the following purposes:

       1. To elect eight Directors of the Company for a term of one year.

       2. To act upon a proposal to amend the Company's 1992 Stock Option and Stock Appreciation Rights Plan to increase the number of shares of Common Stock available for grant from 700,000 to 1,200,000.

       3. To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 1, 1997 will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                By Order of the Board of Directors,



                                /s/
                                Jeffrey Millman
                                Secretary

April 1, 1997

                      COMPUTER OUTSOURCING SERVICES, INC.
                             360 WEST 31ST STREET
                             NEW YORK, NY  10001
                                (212) 564-3730
                       ________________________________

                               PROXY STATEMENT
       For the Annual Meeting of Stockholders to be held on May 5, 1997
                       ________________________________

                             GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Computer Outsourcing Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of the Company, 360 West 31st Street, 11th Floor, New York, New York - on May 5, 1997 (the "Meeting Date"), and at any adjournment thereof.

The authority granted by an executed Proxy may be revoked at any time before its exercise (a) by filing with the Secretary of the Company a written revocation,
(b) by submitting a new duly-executed Proxy bearing a later date, or (c) by voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies. If no specifications are made in properly executed Proxies concerning Directors or the Proposal to amend the 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan"), such Proxies will be voted FOR (1) electing the Directors nominated by the Board and (2) amending the Plan as described in this Proxy Statement.

Only stockholders of record at the close of business on April 1, 1997 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On April 1, 1997, the Company had outstanding 3,764,850 shares of Common Stock, $0.01 par value, each entitled to one vote. The Company's Common Stock is its only class of voting stock outstanding. A majority in interest of the outstanding Common Stock, represented at the Meeting in person or by Proxy, constitutes a quorum for the transaction of business.

The Company will bear the cost of this solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of Common Stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, facsimile, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is April 1, 1997.

                               SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1997 by (a) all current directors and nominees for director of the Company, (b) the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary exceeded $100,000 in the most recent fiscal year (together, the "Named Executives"), (c) all directors and executive officers as a group, and
(d) any other person known by the Company to be the beneficial owner of more than 5% of its Common Stock. Beneficial ownership includes shares which the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

                 BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
-------------------------------------------------------------------------------
                                             Number of Shares        Percentage
Name and Address of Beneficial Owner        Beneficially Owned        of Class
------------------------------------        ------------------       ----------

Zach Lonstein                               (1)      1,707,288           44%

Anton P. Donde                              (2)        288,864            8%

Robert B. Wallach                           (3)        101,500            3%

Roger Kaufman                               (4)         93,223            3%

Eugene Monosson                             (5)         48,731            1%

James D. Gerson                             (6)         45,250            1%

Jeffrey Millman                             (7)          9,500            *

John C. Platt                               (8)          7,500            *

Richard A. Krantz                           (9)          7,350            *

Howard Waltman                               -              -             -

All Directors, Nominees and Executive       (10)     2,309,206           56%
Officers as a group (11  persons)

         *    Less than 1% of Class

Notes to Table of Beneficial Ownership:

(1) Includes 34,367 shares of Common Stock held by Mr. Lonstein as custodian for the benefit of his children under the New York Uniform Gift to Minors Act, as to which shares Mr. Lonstein disclaims beneficial ownership. Includes 155,000 shares of Common Stock issuable upon exercise of options held by Mr. Lonstein. Also includes 310,000 shares pledged as a guarantee of the Company's obligations to the seller of MCC Corporation in June 1995 (See "Certain Transactions").

(2) Includes 248,864 shares of Common Stock held by Mr. Donde as Trustee of the Anton and Detta Donde Trust dated November 21, 1988. Also includes 40,000 shares of Common Stock issuable upon exercise of options held by Mr. Donde.

(3) Includes 100,000 shares of Common Stock issuable upon exercise of an option held by Mr. Wallach.

(4) Includes 5,000 shares of Common Stock issuable upon exercise of an option held by Mr. Kaufman. Mr. Kaufman resigned from the Company effective January 31, 1997.

(5) Includes 20,000 shares of Common Stock issuable upon exercise of an option held by Mr. Monosson.

(6) Includes 11,250 shares of Common Stock issuable upon exercise of options, and 19,000 shares of Common Stock issuable upon exercise of warrants held by Mr. Gerson.

(7) Includes 9,500 shares of Common Stock issuable upon exercise of options held by Mr. Millman.

(8) Includes 7,500 shares of Common Stock issuable upon exercise of options held by Mr. Platt.

(9) Includes 6,250 shares of Common Stock issuable upon exercise of options held by Mr. Krantz.

(10) Includes 354,500 shares of Common Stock issuable upon exercise of options and 19,000 shares of Common Stock issuable upon exercise of warrants collectively held by all directors, nominees for director, and executive officers of the Company.

                        PROPOSAL I -ELECTION OF DIRECTORS
                        ---------------------------------

The Board of Directors has fixed the number of Directors at eight for the coming year. The persons named in the table below have been nominated for election at the Meeting as Directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise directed, the persons named in the Proxy intend to vote for the election of these nominees. If any nominee becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the Meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

The name, principal occupation of, and certain information concerning each of the nominees for Director are set forth in the table below. Also set forth, following the table, is certain additional information regarding the nominees, one additional Executive Officer and a current Director who is not standing for re-election.

                                                                      Director
Name                   Positions with the Company             Age      Since
--------------     -------------------------------------      ----    --------
Zach Lonstein      Chairman of the Board of Directors and      53       1984
                   Chief Executive Officer

Robert B. Wallach  President and a Director                    57       1992

James D. Gerson    Director                                    53       1993

Howard Waltman     Nominee for Director                        65        -

Jeffrey Millman    Executive Vice President, Secretary and     45       1992
                   a Director

John C. Platt      Vice President, Treasurer, and a Director   42       1996

Anton P. Donde     President of the Pay USA Division and a     41       1994
                   Director

Eugene Monosson    Vice President of a Subsidiary of the       64       1995
                   Company and a Director

Zach Lonstein has been the Company's Chairman of the Board and Chief Executive Officer since he organized the Company in 1984, and President from 1984 to May, 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" - subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange.
In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics and eventually became the basis for the Commercial On-Line division, which the Company purchased in 1984.

Robert B. Wallach was appointed President of the Company on May 1, 1996, has been Vice President of MCC Corporation since the Company acquired it as of June 1, 1995, and has been a Director of the Company since 1992. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has over 20 years of operating experience including senior management positions with Boeing Computer Services from 1970 to 1972 and Informatics from 1972 to 1982 and, from 1982 to 1985, as President of the Financial Information Services Group/Strategic Information division of Ziff Communications, which provided computer services to companies in the financial industry.

James D. Gerson has been Senior Vice President of Fahnestock & Co., Inc. since 1993, and Portfolio Manager of the Hudson Capital Appreciation Fund since October 1995. From January 1992, Mr. Gerson served as Senior Vice President and Managing Director of Corporate Finance at Reich & Co., Inc., an investment banking and brokerage firm which served as the Company's underwriter for its initial public offering completed in January 1993. Mr. Gerson is also a member of the Boards of Directors of Ag Services of America, Inc., American Power Conversion Corporation, Conceptronic, Inc., Energy Research Corporation, and Hilite Industries, Inc.

Howard Waltman is Chairman of Express Scripts, Inc. ("ESI"), a company he formed in 1986 as a subsidiary of Sanus Corp., a national Health Maintenance Organization of which he was also the founder and former Chairman. Sanus Corp was acquired by New York Life Insurance Company in 1987. ESI, which provides mail order pharmacy services and pharmacy claims processing services, was spun out of Sanus Corp and taken public in June, 1992. Mr. Waltman also founded Bradford National Corp., which was sold to McDonnell Douglas Corporation, and is Special Fund Advisor to the General Partner of the Galen III Partnerships.
Mr. Waltman also serves on the Board of Directors of qmed, Inc., and several privately-held companies.

Jeffrey Millman has been Executive Vice President since 1988, Secretary since 1992, and has been with the Company since 1983, previously holding positions of Vice President and Director of Systems and Programming. From 1979 to 1983,
Mr. Millman was Director of Theatrical Computer Systems for Columbia Pictures Industries, Inc.

John C. Platt has been an employee of the Company since it was formed in 1984, and has been a Vice President of the Company since 1986, and its Treasurer since 1992. Prior to that time, Mr. Platt held various positions with Informatics and TCS.

Anton P. Donde is a Vice President of the Company, and President of the Pay USA Division of the Company. From 1985 to 1994, Mr. Donde was a founder of and principal in Daton Pay USA, Inc., a corporation acquired by the Company in 1994.

Eugene Monosson is Vice President of Key-ACA, Inc., a corporation acquired by the Company as of May 1, 1995. Prior to the acquisition, Mr. Monosson had been President of Key-ACA, Inc. since 1987. Mr. Monosson also has 18 years of experience with ADP, Inc. in various capacities, the last of which was as Vice President of Operations, Northeast Division.

David N. Levine, 43, was appointed Vice President of Finance on February 1, 1997, and has been with the Company since May 1996. From November 1993 to May 1996, Mr. Levine was Director of Business Affairs for the New York division of Unitel Video, Inc., a publicly-held provider of studio, production, and post-production services. From February 1992 through November 1993, Mr. Levine, a CPA, consulted with companies primarily in the telecommunications industry. Formerly, Mr. Levine had been Controller of Graphic Scanning Corp., a publicly-held telecommunications company.

Richard A. Krantz, 49, was elected as a Director of the Company in 1996, and has decided not to stand for re-election. Mr. Krantz has been a partner in the law firm of Robinson & Cole, which acts as SEC and general counsel to the Company, since 1995. Prior to this time, Mr. Krantz was a principal of the law firm of Cohen and Wolf, P.C., which acted as general counsel to the Company.

Meetings and Committees of the Board of Directors
-------------------------------------------------

The Board of Directors held six meetings during the fiscal year ended October 31, 1996, including two held by written consent. The Company has standing Audit and Compensation Committees of the Board of Directors. The Company does not have a nominating committee. Each Director attended at least 75% of all meetings of the Board and all meetings of committees of the Board on which he served which were held during the last fiscal year, or for such shorter period during which the Director served.

During fiscal 1996, the Audit Committee consisted of Messrs. Wallach, Gerson and, beginning in June 1996, Mr. Lonstein. The Audit Committee can meet periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The Board of Directors, upon the Audit Committee's recommendation, approves the extent of non-audit services provided by the independent auditors, giving due consideration to the impact of those services on the auditors' independence. The Audit Committee did not meet during the fiscal year ended October 31, 1996, as all matters for that year were addressed by the full Board.

During fiscal 1996, the Compensation Committee consisted of Messrs. Gerson and Krantz. The Compensation Committee's primary responsibilities are to recommend levels of executive compensation, to consider and recommend the establishment of various compensation plans for the Company, and to administer the Company's 1992 Stock Option and Stock Appreciation Rights Plan. The Compensation Committee held two meetings during the fiscal year.

Compensation of Directors and Executive Officers
------------------------------------------------

The Summary Compensation Table below includes, for each of the fiscal years ended October 31, 1996, 1995, and 1994, individual compensation for services to the Company and its subsidiaries as paid to the Chief Executive Officer and the Named Executives.


                            SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                                        Long-Term
                                                       Compensation
                                  Annual Compensation    - Awards
                                  -------------------  ------------
                                                       Securities   All Other
      Name and           Fiscal    Salary     Bonus    Underlying  Compensation
Principal Position        Year       ($)       ($)     Options (#)      ($)
----------------------   ------  ---------- ---------  ----------- -------------
Zach Lonstein, Chief      1996    $ 230,023       -      25,000     $ 30,000 (a)
 Executive Officer and    1995      250,000       -      25,000        8,333 (a)
 Chairman of the Board    1994      250,000       -      25,000         -
 of Directors

Robert Wallach,           1996      166,667   $ 35,000     -            -
 President                1995       62,500       -     150,000         -
                          1994         -          -        -            -


Roger Kaufman, Chief      1996      150,000       -      25,000         -
 Financial Officer        1995      149,153       -        -            -
 through January 31,      1994      118,446       -      50,000         -
 1977

Jeffrey Millman,          1996      106,923       -        -            -
 Executive Vice           1995      115,000       -        -            -
 President and Secretary  1994      118,446       -       2,500         -


Anton P. Donde, President 1996      125,000       -        -            -
 of the Pay USA Division  1995      125,000       -        -            -
 of the Company           1994       51,216       -     100,000         -


   (a) Fee relating to Mr. Lonstein's guarantee of the Company's obligations relating to the purchase of MCC. (See "Certain Transactions")

Option/SAR Grants in the Last Fiscal Year
-----------------------------------------

The following table sets forth, for the Chief Executive Officer and the Named Executives, all grants of stock options made during the fiscal year ended October 31, 1996. Executives not listed did not receive grants of stock options during the fiscal year. The Company did not award any stock appreciation rights or reprice any stock options during fiscal 1996.

                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                        Number of      % of Total
                        Securities       Options
                        Underlying     Granted to       Exercise
                         Options       Employees in      Price      Expiration
Name                     Granted       Fiscal Year     ($/share)       Date
---------------------   -----------    ------------    ----------  ------------
Zach Lonstein             25,000           23%           $4.680    Dec 31, 2000
Roger Kaufman             25,000           23%           $3.625    Jun 01, 2005



Aggregated Option Exercises and Fiscal Year-End Option Values
-------------------------------------------------------------

The following table contains information concerning the unexercised stock options held by the Chief Executive Officer and the Named Executives as of October 31, 1996. No stock appreciation rights are held by any of the Named Executives and no stock options were exercised by any of the Named Executives during fiscal 1996. Executives not listed held no stock options at the end of the fiscal year.


                     AGGREGATED FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------
                   Number of Securities Under-         Value of Unexercised
                   lying Unexercised Options at       In-the-Money Options at
                       October 31, 1996 (#)           October 31, 1996 ($) (1)
                   ----------------------------     ----------------------------
Name               Exercisable    Unexercisable     Exercisable    Unexercisable
---------------    -----------    -------------     -----------    -------------
Zach Lonstein         130,000           45,000      $  330,250      $      -
Robert Wallach        100,000           50,000      $    6,250      $     3,125
Roger Kaufman          40,000           35,000      $     -         $      -
Jeffrey Millman         7,000            5,500      $     -         $      -
Anton P. Donde         40,000           60,000      $     -         $      -

(1) The amounts shown represent the aggregate excess of the market value of shares of common stock underlying options at October 31, 1996 over the exercise price of those options.

Compensation of Directors
-------------------------

During fiscal year 1996, each of the two members of the Board of Directors who were not full-time employees of the Company were granted non-qualified options to purchase 1,250 shares of the Company's Common Stock for each meeting attended.

Agreements with Certain Executive Officers
------------------------------------------

In 1992, Mr. Lonstein entered into an employment agreement with the Company. This agreement was renewed on January 1, 1995 for a term of five years, is subject to further renewal annually, and provides for a base annual salary of $250,000 and an annual bonus equal to 5% of the amount by which the Company's yearly pre-tax net income (as defined therein) exceeds 150% of the pre-tax net income for the fiscal year ended October 31, 1992. Additionally, beginning on January 1, 1995, and on each of the four succeeding anniversaries, the Company agreed to grant an option to Mr. Lonstein to purchase 25,000 shares of the Company's Common Stock at an exercise price equal to 110% of the market value of the stock on that date, in accordance with the 1992 Stock Option and Stock Appreciation Rights Plan. As of the date of this Proxy Statement, three such grants have been made. In addition, the agreement requires that the Company provide Mr. Lonstein a current model automobile, pay for all repairs, maintenance, and business related expenses thereon, and to also purchase a health club membership for Mr. Lonstein and pay related expenses. The Company is the beneficiary of a $1,000,000 "key-man" life insurance policy which it maintains on Mr. Lonstein.

The Company and Mr. Millman entered into an employment agreement dated November 1, 1992. This agreement has a term of five years, and provides for a base annual salary of $115,000, with adjustments for increases in the cost of living index subject to a review by the Compensation Committee of the Board of Directors.

During fiscal 1996, both Mr. Lonstein and Mr. Millman voluntarily elected to reduce their annual compensation below the amounts called for in their employment agreements.

The Company and Mr. Kaufman entered into an employment agreement dated January 7, 1994 pursuant to which Mr. Kaufman served as Chief Financial Officer of the Company and General Manager of Tru-Check Computer Systems, Inc., a subsidiary of the Company. This agreement had a term of three years and provided for a base annual salary of $150,000. The Agreement expired January 10, 1997. Also, pursuant to an amendment dated July 1995, the company granted Mr. Kaufman an option to purchase 25,000 shares of the Company's Common Stock with an exercise price of $3.625 per share, and further agreed to reimburse Mr. Kaufman for the cost of any such exercises. As of the date of this Proxy Statement, Mr. Kaufman has purchased 10,000 shares in accordance with that amendment. On January 31, 1997, Mr. Kaufman resigned his positions with the Company.

In 1994, the Company and Mr. Donde entered into a five-year employment agreement which provides for an annual base salary of $125,000 and the use, at the Company's expense, of a current model automobile.

Certain Transactions
--------------------

As of October 31, 1996, Mr. Lonstein was indebted to the Company in the amount of $100,352. This indebtedness is payable on demand and bears interest at the prime rate plus 1% per annum.

In connection with the Company's acquisition of MCC Corporation ("MCC"), the Company gave the sellers a note for $840,645, (the "Purchase Note") to be repaid at stated times with interest over two years. In addition, net amounts totaling $753,544 due by MCC to the sellers were combined into a second note (the "Second Note"), which was repaid in equal monthly amounts over one year without interest. As collateral for the notes, Mr. Lonstein pledged and placed in escrow 310,000 shares of the Company's common stock owned by him. As compensation for providing this collateral, Mr. Lonstein was granted a per annum fee of 5% of the value of such shares ($1,000,000 on the date of the purchase) for such period as the guarantee is in effect. The guarantee fee is being paid to Mr. Lonstein in the form of a monthly reduction in his indebtedness to the Company. In April 1996, the payment dates of the Purchase Note were extended by the seller of MCC through 1999. Effective for fiscal year 1996 and subsequent fiscal years, Mr. Lonstein and the Company agreed to reduce the annual guarantee fee to 3%, payable on the same terms as above.

In connection with the acquisition by the Company of Tru-Check Computer Systems, Inc. ("Tru-check") in January 1994, Mr. Kaufman received $428,281 and 82,060 shares of the Company's Common Stock, and the opportunity to earn contingent payments based on the earnings of Tru-Check (as defined) for a two-year period. As a result of this contingent payment arrangement, Mr. Kaufman received $217,348 and 35,346 shares of the Company's Common Stock for the two year period ended December 1995. The Company has guaranteed a market value for the shares issued to Mr. Kaufman and the other seller of Tru-Check at no less than $6.40 per share on January 1, 1999.

In connection with the acquisition by the Company of Daton Pay USA, Inc. ("Daton") in June 1994, the Anton and Detta Donde Trust ("the Trust"), of which Mr. Donde is trustee, received 264,084 shares of the Company's Common Stock. Also, the Company repaid a $670,000 loan owed by Daton to Mr. Donde. In addition, Mr. Donde has the opportunity to earn contingent payments based on the earnings of the Pay USA Division (as defined) for a five-year period. As of October 31, 1996, no contingent payments had been earned.

Also as a result of the acquisition of Daton, the Trust has the right to receive a payment equal to 1% of any consideration paid by the Company to purchase any company not engaged in providing payroll services. Such payment is to be made in the Company's Common Stock at a value of $5.00 per share. Pursuant to this provision, and in connection with the acquisition by the Company of MCC Corporation in June 1995, the Company issued 2,052 shares of Common Stock to the Trust. The Company has guaranteed that the market value of the shares issued to Mr. Donde, the Trust, and the other sellers of Daton will be no less than $5.00 per share on July 31, 2000.

As a result of the acquisition by the Company of Key-ACA, Inc. ("ACA") as of May 1, 1995, Mr. Monosson received $157,391 and 28,616 shares of the Company's Common Stock, as well as the opportunity to earn contingent payments based on the earnings of ACA (as defined) for five years. As of October 31, 1996, no contingent payment had been earned. The Company has guaranteed the market value of the shares issued to Mr. Monosson and the other sellers of ACA will be no less than $5.50 on May 1, 2000.

The Company and Mr. Waltman have agreed that, on the date of his election to the Company's Board of Directors, the Company will issue to Mr. Waltman a Warrant to purchase 50,000 shares of the Company's Common Stock at 120% of the fair market value on that date. Further, Mr. Waltman has agreed to purchase an additional 25,000 shares of the Company's Common Stock in the open market, and also to purchase 25,000 restricted shares from Mr. Lonstein.


               PROPOSAL II - APPROVAL OF AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
               ----------------------------------------------------

On February 10, 1997, the Board of Directors adopted a resolution, subject to shareholder approval, to amend the 1992 Stock Option and Stock Appreciation Rights Plan, as previously amended (the "Plan"), to increase the number of shares available for grant under the Plan from 700,000 to 1,200,000. This amendment is being submitted to shareholders for approval to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers, and other persons who can materially contribute to the Company's success. As of April 1, 1997, none of the 700,000 shares originally available for issuance under the Plan remained available and, in addition, the Company has granted options for an additional 47,800 shares subject to the adoption of the proposed amendment to the Plan. Further, the Company may wish to make additional grants to existing employees, new employees gained through normal growth or future business acquisitions (although the Company has no definitive plans for any such acquisitions at this time), or for other purposes. The Board of Directors believes that it is important to have additional shares available under the Plan to provide adequate incentives to the Company's workforce.

The material features of the Plan, including the proposed amendment, are outlined below. The following summary is qualified in its entirety by reference to the full text of the Plan, a copy of which has been filed with the Securities and Exchange Commission. Only the text of the amendment is included as Appendix A to this Proxy Statement.

The affirmative vote of the holders of a majority of the shares of Common Stock properly cast at the Meeting, in person or by proxy, is necessary for approval of the amendment to the Plan and, unless this vote is received, the amendment to the Plan will not become effective. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

Purpose of Plan
---------------

The purpose of the Plan is to provide incentive to selected directors, officers, employees and consultants of the Company and its subsidiaries, by providing them with the opportunities to realize stock appreciation, by facilitating stock ownership and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

Administration
--------------

The Plan is administered by a committee (the "Committee") appointed by the Company's Board of Directors. Except with respect to options granted to Non-Employee Directors, the Committee has the exclusive power to grant options under the Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Plan. The Committee has the authority to interpret the Plan and any grant or agreement made under the Plan.

Eligibility
-----------

The Plan provides for grants to all employees of the Company and its subsidiaries of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-qualified options to employees, officers, directors and consultants of the Company and its subsidiaries. Additionally, the Plan provides that each Non-Employee Director shall automatically be granted a stock option covering 1,250 shares for each meeting of the Board of Directors attended by that director during that fiscal year.

Types of Grants
---------------

The Company has discretion to determine whether an option grant shall be an incentive stock option or a non-qualified option. Subject to certain restrictions applicable to incentive stock options, options will be exercisable by the recipients at those times as are determined by the Committee, but in no event may the term of an option be longer than ten years after the date of grant (five years with respect to an incentive option granted to an employee holding 10% or more of the Company's stock). Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine, except that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of the stock on the date of its grant (110% in the case of a grant to a 10% or greater shareholder) and the exercise price of a non-qualified option granted to a Non-Employee Director shall be the fair market value of the stock on the date of its grant.

The purchase price payable upon exercise of options may be paid in cash or by delivering stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), or a combination of cash and stock.

Transferability
---------------

During the lifetime of an employee to whom an option has been granted, only the employee, or the employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged or otherwise encumbered except to a successor in the event of an option holder's death.

Stock Appreciation Rights
-------------------------

Options may be accompanied by either general or limited stock appreciation rights. Upon exercising a stock appreciation right, a related option shall no longer be exercisable, but the options shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further options. Upon exercise of a right, the holder receives the difference between the fair market value per share on the date the right is exercised and the purchase price per share at which the option is exercisable, multiplied by the number of shares with respect to which the right is being exercised. A limited right, however, may be exercised only during the period of a tender or exchange offer for the Company's shares.

Amendment or Termination
------------------------

The Board of Directors may amend or discontinue the Plan but no amendment or termination shall be made that would impair the rights of any holder of any option granted before the amendment or termination.

Federal Tax Considerations
--------------------------

The Company has been advised by its counsel that the grants made under the Plan generally result in the following tax events for United States citizens under current United States Federal income tax laws.

Incentive Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result from the exercise of an incentive stock option and the Company will not be entitled to any deduction in connection with that exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods, the recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, at the time of exercise of an incentive stock option, the recipient would realize ordinary income.

Non-Qualified Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient would realize ordinary income, and the Company would be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN.


                       SECURITIES EXCHANGE ACT REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Executive Officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company or representations of the Company's Directors and Executive Officers that no additional reports were required, the Company believes that during the fiscal year ended October 31, 1996 the Executive Officers, Directors, and other persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except as to Mr. Kaufman, who failed to timely file five Form 4's. Mr. Kaufman has subsequently filed the necessary reports.

                  INFORMATION CONCERNING INDEPENDENT AUDITORS

The Board of Directors has appointed Deloitte & Touche, LLP as independent auditors of the Company for the year ending October 31, 1997. A representative of Deloitte & Touche, LLP is expected to be present at the Meeting, will have the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy materials for the 1998 Annual Meeting, it must be received by the Company at 360 West 31st Street, New York, NY 10001, Attention: Secretary, no later than November 1, 1997.

                                OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or at any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to any such matters.

The Board of Directors of the Company would appreciate the prompt return of the enclosed Proxy, signed and dated.

                                 ANNUAL REPORT

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO COMPUTER OUTSOURCING SERVICES, INC., ATTN: INVESTOR RELATIONS, 360 WEST 31ST STREET, NEW YORK, NEW YORK 10001.

                                APPENDIX A


RESOLVED: That, subject to the approval of the Company's shareholders, the Company's 1992 Stock Option and Stock Appreciation Rights Plan, as previously amended, (the "Plan") is hereby amended in the following respect:

          Section 2 of the Plan is hereby amended by changing the first sentence of the third paragraph to read in its entirety as follows:

               "The aggregate number of Shares which may be issued and sold under the Plan shall not, except as such number may be adjusted pursuant to Section 8 hereof, exceed 1,200,000 Shares, which may be either authorized and unissued Shares or issued Shares reacquired by the Company."

                                  APPENDIX B

                                 FORM OF PROXY
                                 -------------

                     COMPUTER  OUTSOURCING  SERVICES,  INC.
                     Proxy for Annual Meeting on May 5, 1997
           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Zach Lonstein and Jeffrey Millman proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Computer Outsourcing Services, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 360 West 31st Street, 11th Floor, New York, New York, on Monday, May 5, 1997 at 10:00 AM, local time, and at any adjournments thereof, as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

                                            Dated:________________________, 1997

                                            Signature:__________________________

                                            Signature:__________________________

                                             Please sign exactly as your name
                                             or names appear above.  For joint
                                             accounts, both owners should sign.
                                             When signing as executor,
                                             administrator, attorney, trustee,
                                             or guardian, etc., please give
                                             your full title.

-------------------------------------------------------------------------------
         A vote FOR items 1 and 2 is recommended by the Baord of Directors

1.  ELECTION OF DIRECTORS:            [ ] FOR all nominees listed below
                                          (except as marked to the contrary)
                                      [ ] WITHHOLD AUTHORITY to vote for all
                                          nominees
                            Zach Lonstein, Jeffrey Millman, Anton P. Donde, Robert B. Wallach, Eugene Monoson, James D. Gerson, Howard Waltman, John C. Platt

    INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space.

    ___________________________________________________________________________

2. PROPOSAL TO AMEND THE COMPANY'S 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN TO INCREASE THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN TO 1,200,000.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

       IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE